                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-37913, 33-41664, 33-41665, 33-41783, 33-65754, 33-71008, 33-
71010, 33-86368, 33-86370, 33-86372, 333-03427, 333-03429, 333-65497, 333-65499,
333-65501, 333-72395, 333-96501 and 333-62826) pertaining to the Micrografx,
Inc. Incentive and Nonstatutory Stock Option Plan, as amended, the Micrografx, Inc. Employee Stock Purchase Plan, as amended, the Micrografx, Inc. Restricted Stock Purchase Plan and the Micrografx, Inc. Directors Stock Purchase Plan, as amended, of our report dated August 9, 2001, except for the first paragraph of
Note 2 and the first paragraph of Note 10 as to which the date is August 28, 2001, with respect to the consolidated financial statements and schedule of Micrografx, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.



Dallas, Texas
September 25, 2001


                                      59